UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Investor Presentation

On November 17, 2010, William D. Zollars, Chairman, President and Chief Executive Officer, and Sheila K. Taylor, Executive Vice President and Chief Financial Officer, of YRC Worldwide Inc. (the “Company”) will deliver a Company presentation at the Stephens Fall Investment Conference. The presentation will be available on audio webcast through the Company’s website, www.yrcw.com. A copy of the slide show is attached hereto as Exhibit 99.1.

ABF Lawsuit

On November 16, 2010, YRC Inc., New Penn Motor Express, Inc. and USF Holland Inc. (each a “subsidiary” and collectively, the “subsidiaries” of the Company) filed a motion to dismiss the complaint filed by ABF Freight System, Inc. (“ABF”) on November 1, 2010 in the U.S. District court for the Western District of Arkansas. In the motion to dismiss, the subsidiaries asked the court to dismiss ABF’s complaint, which alleges a violation of the National Master Freight Agreement (the “NMFA”) between the subsidiaries and the International Brotherhood of Teamsters, because ABF is not a party to the NMFA and, therefore, has no standing to challenge the NMFA or its amendments. A copy of the memorandum in support of motion to dismiss is attached hereto as Exhibit 99.2.

Forward-Looking Statements

The memorandum in support of motion to dismiss attached to this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will” and similar expressions are intended to identify forward-looking statements.

The Company’s expectations regarding the lawsuit filed by ABF are only its expectations regarding this matter. The actual outcome of ABF lawsuit is dependent on final resolution of the claims through the courts or grievance process under the Company’s labor agreement.

The Company’s expectations regarding the benefits from the new labor contract are only its expectations regarding this matter. Actual cost savings would be dependent on actual levels of employment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	YRC Worldwide Inc. Investor Presentation slide show

99.2	Memorandum in Support of Motion to Dismiss

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: November 16, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	YRC Worldwide Inc. Investor Presentation slide show

99.2	Memorandum in Support of Motion to Dismiss

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